UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 20, 2010
FRESH TRAFFIC GROUP INC.
Exact name of registrant as specified in its charter

Nevada	000-53703	98-0531819
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Portage Avenue, CanWest Place Suite 1680, Winnipeg MB, Canada	R3B 3K6
(Address of principal executive offices)	(Zip Code)

(876) 428-4309
Registrant’s telephone number, including area code

Estate Coffee Holdings Corp.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement

On October 20, 2010, Fresh Traffic Group Inc. (formerly Estate Coffee Holdings Corp.) (the “Company”), Fresh Traffic Group Corp. (“Fresh”) and  Jeremy Booth, Kim Lewis and Dmytro Hrytsenko (collectively the “Fresh Shareholders”) entered into a Share Exchange Agreement (the “Agreement”).  The Agreement is filed as an exhibit to this report on Form 8-K.

The Agreement provided: (a) for the purchase by the Company of all of the issued and outstanding shares of Fresh owned by the Fresh Shareholders in exchange for the issuance of 8,000,000 shares of the common stock of the Company (b) the settlement of a total of CDN$71,973 of debt on the balance sheet of Fresh by way of the issuance of up to 2,600,000 shares of common stock of the Company.

Item 2.01                      Completion of Acquisition or Disposition of Assets

On October 26, 2010, the Company completed a closing (the “Closing”) of the Agreement, by the issuance of 8,000,000 shares of the common stock of the Company to the Fresh Shareholders, in exchange for all of the issued and outstanding shares of Fresh, as held by the Fresh Shareholders.  Furthermore, as part of a debt settlement arrangement included as part of the Agreement, a total of 2,400,000 shares of common stock of the Company were issued to settle CDN$71,973 (US$ 70,152.08) of debt on the balance sheet of Fresh.

Additional details are provided below on the operations of the newly acquired subsidiary, Fresh, as these operations will comprise a significant portion of our ongoing business.

General Development of Business

Fresh Traffic Group Inc. (formerly Estate Coffee Holdings Cor. (formerly Slap, Inc.)  (the “Company”, “we”, “our”, or “us”) was incorporated on March 19, 2007, in the State of Nevada as an oil and gas exploration company.  The Company drilled an initial well on its oil and gas leases which was deemed a dry hole.

On November 2, 2009, the Company filed with the State of Nevada a forward split of its authorized and issued shares of common stock on the basis of nine shares for each one share authorized and issued. The record date for the distribution to stockholders was November 2, 2009 and the effective date for the distribution to stockholders was November 9, 2009. Upon completion of the forward split the authorized shares were increased to 675,000,000 common shares.

On January 10, 2010, the Company entered into a formal agreement (the “Agreement”) with the 100% owners of Estate Coffee Holdings Ltd. (formerly Sumbody Coffee Company) (“ECH”), a private company incorporated pursuant to the laws of the State of Maryland whereby the Company agreed to acquire all of the issued and outstanding shares of ECH in exchange for the issuance of 900,000 restricted shares of the Company to Sean Tan, ECH’s primary creditor, in settlement of a promissory note between ECH and Mr. Tan. ECH had previously acquired 20% of the shares of DTS8 Holdings Co. Ltd. (“DTS8”), a Hong Kong company which operates as a Sole Owned Foreign Entity in the Republic of China, from Mr. Tan in exchange for a promissory note in the amount of $60,000 plus interest at the rate of 6% per annum. DTS8 is a coffee roasting operation located in Mainland China.  Pursuant to the Agreement ECH became a wholly owned subsidiary of the Company.  The shares were issued to Mr. Tan on January 21, 2010 which is the closing date of the transaction.

On February 8, 2010 the Company changed its name from SLAP, Inc. to Estate Coffee Holdings Corp. to reflect the initiative to operate in the coffee business. It is under ECH, the Company’s wholly owned subsidiary, that the Company will undertake of the majority of its business activities in the coffee industry.

During June, 2010, upon receipt of final documentation with respect to the transaction noted above, the Company discovered that DTS8 had not perfected the transaction with the regulatory authorities in Hong Kong, and further, that the ownership structure of the assets acquired by DTS8 included a second Hong Kong based entity, the records for which were not able to be obtained by the Company for review.  As a result, the Company, ECH, Sean Tan and DTS8 have agreed to cancel the transaction effective May 31, 2010 and all shares issued in respect of the transaction are to be canceled and returned to treasury.  ECH remains a wholly owned subsidiary of the Company and continues to operate in the coffee business.

The Company currently has minimal operations in the coffee industry consisting primarily of internet sales of coffee direct to the consumer. On January 29, 2010, the Company negotiated and entered into a global distribution agreement with Coffee Solutions Ltd. whereby the Company was granted the rights to market and distribute CSL roasted Jamaica Blue Mountain Coffee.  The Company may assign this agreement to its wholly-owned subsidiary, ECH in the future.

Management of the Company is evaluating the oil and gas assets to determine whether they should continue to hold the assets or to dispose of them.

On October 20, 2010, the Company changed its name from Estate Coffee Holdings Corp. to Fresh Traffic Group Inc. as Fresh Traffic Group Corp. has revenues and will be the primary operating subsidiary of the Company until the coffee business is further developed.

Business of Fresh

Fresh is an operating company incorporated on July 22, 2008 in the Province of Manitoba, Canada.

Fresh is an online search marketing company that provides results-based solutions to businesses interested in improving the image and impact of their brands on the internet.  Headed by a former Google UK Director, Fresh brings collectively over 25 years of experience in providing Search Engine Optimization and Internet marketing solutions to companies around the world. At Fresh our goal is simple: to make the Internet an accessible and successful addition to all businesses. This is accomplished through custom internet marketing solutions and by utilizing tested, relevant Internet Search Engine Optimization (SEO) and Paid Advertising (SEM/PPC) methods. Web marketing is far more complex than simply building a website and submitting it to the search engines. To achieve high volumes of qualified traffic and; to obtain and sustain top search engine positions, a website needs to be engineered for search and continuously monitored as search engines evolve.  This is the niche market Fresh specializes in.

Industry Overview
Online resource identification is a multi-billion dollar sector of the global economy, with search engine and directory operators gaining (or aspiring to gain) substantial revenue from paid placement and other services and site operators seeking ways of ensuring that their sites appear prominently in Search Engine Results Page (“SERP”) results.

The SEO industry appeared in the mid 1990s and first gained public attention after 1997 as the dot com bubble expanded. It is an echo of the domain naming and domain name valuation industries that flourished with the bubble and attracted criticism over poor (even deceptive) performance.

There has been no comprehensive independent study of the industry. At a global and local level it appears to be volatile, with low barriers for entry by individuals and businesses, many of whom seem undeterred by unfamiliarity with search technologies and unfortunately offer uninhibited claims about offering guarantees that demonstrably cannot be met.

There is no licensing by government or accreditation by the search engines, which are fiercely competitive.
Margins for successful SEO services appear to be high but many minor operators appear to leave the industry within two years, whether because they discovered revenue was hard to achieve, they received bad word of mouth (or even court action) by disappointed clients or could not deliver client results as advertised.

U.S. online advertising is an over $29 billion a year industry. “Local search” - that is searches for products, services and businesses within a geographic region - is an increasingly significant segment of the online marketing industry. Local search allows consumers to search for local businesses’ products or services by including geographic area, zip code, city and other geographically targeted search parameters in their search requests. According to a February 2010 study The Kelsey Group estimates that the local search market in the United States will grow to approximately $8 billion by 2014. Consumers who conduct local searches on the internet (“local searchers”) tend to convert into buying customers at a higher rate than other types of internet user. As a result, clients often pay a significant premium to have their websites in positions of high visibility to local searchers.  Additionally, success in investment of “local search” by local small and medium-sized businesses has resulted in further online search marketing investment.  Local small and medium-sized businesses that would not normally compete at the national level for advertising opportunities are now increasingly engaging in and competing by using online search marketing to promote their products and services to audiences outside their local markets.

Local search is still relatively new, and as a result it is difficult to determine our current market share or predict our future market share. However, we have a number of competitors that have announced an intention to increase their focus on local search with regard to U.S. online advertising trends, including some of the leading online advertising companies in the world in Google, Yahoo!, and Microsoft, among many others with greater experience and resources than we have.

Market overview
Quality online search marketing services require a thorough understanding of the client’s business. The SEO company must be able to translate that understanding and build a successful website marketing message that is relevant to both the search engines and to consumers actively searching the internet.  This is the key to how successful a company's online exposure is going to be. Companies have been known to spend thousands of dollars on having a beautiful website design, created by a graphic design agency, and yet the website never gets found on the Internet because it is not search engine friendly. This failure to consider aspects of how a website will be found on the search engines greatly reduces the opportunity for return on the investment into their online brand.  The optimal mix in developing an online brand in today’s market is to have a website that; functions and navigates well; with a design that is pleasing to the eye; but that is also search engine friendly.   This will have a profound effect on bringing in new customers via the search engines.

Products and Services

We provide the following services:

•	Search Engine Optimization
•	Online Marketing
•	Web Design
•	CRM (Customer Relationship Management) optimization
•	Campaign Management
•	Analytics & Web Hosting
•	iPhone & iPad Apps
•	Video Services
•	Social Media Platforms
•	Software Development; and
•	E-commerce Platform Development

Pricing
Due to the customized nature of our core business and history of experience relative to the industry players in general, our pricing would be considered between medium to high when comparing to competitive SEO offerings.  Fresh focuses on delivering results demanded by their clients’ unique needs.  Consideration is given to all aspects of the customer’s goals in SEO, SEM, PPC; as well as the online activities of their competitors.  We then tailor a comprehensive program suited to the client’s requests.  There is no boiler plate approach in our efforts, in fact the opposite is true.  Each client has a niche offering and we specialize in generating positive results and ROI by focusing our online marketing efforts to one company per niche market segment and then understanding how to position our clients as leaders within this segment.  We are very competitive for our web design and hosting services, again delivering a customized product to our clients based on their needs.  Ongoing advisory services are generally included in all contracts.

We normally enter into one year contracts for online branding and marketing services with our customers.  The agreements specify the desired branding and target market the client wants to penetrate.  Our customers pay in advance for services rendered on a monthly basis.

Web design, hosting, graphic works, apps and all other services are one of a kind as per the clients request.  These services are all individually quoted on, and once terms have been agreed upon a retainer is paid and progress payments are made based on contract terms.

Distribution Methods

We provide services through our website and also through our three office locations in Winnipeg, Manitoba, Toronto, Ontario, and Vancouver, British Columbia, Canada.

Competition

We operate in a highly competitive and changing environment. We principally compete with other companies which offer services in the following areas:

•	sales to advertisers of pay-per-click services;
•	aggregation or optimization of online advertising for distribution through search engines, product shopping engines, directories, Web sites or other outlets;
•
provision of local and vertical Web sites containing information and user feedback designed to attract users and help consumers make better, more informed local decisions, while providing targeted advertising inventory for advertisers;

•	local search sales and marketing services;
•	services and outsourcing of technologies that allow customers to manage their campaigns across multiple networks and track the success of these campaigns;

Some of our competitors, as well as potential entrants into our market, may be better positioned to succeed in this market. They may have:

•	longer operating histories;
•	more management experience;
•	an employee base with more extensive experience;
•	better geographic coverage;
•	larger customer bases;
•	greater brand recognition; and
•	significantly greater financial, marketing and other resources

Currently, and in the future, as the use of the Internet and other online services increases, there will likely be larger, more well-established and well-financed entities that acquire companies and/or invest in or form joint ventures in categories or countries of interest to us, all of which could adversely impact our business. Any of these trends could increase competition and reduce the demand for any of our services.

The online local paid-search market is intensely competitive. Our competitors include the major search engines as well as online directories and city guides. Non-paid search engines are beginning to offer paid-search services, and we believe that additional companies will enter into the local search advertising market. We believe that the principal competitive factors in our market are network size, revenue sharing agreements, services, convenience, accessibility, customer service, quality of search tools, quality of editorial review and reliability and speed of fulfillment of search results and ad listings across the Internet infrastructure.

We also compete with other online advertising services as well as traditional offline media such as television, radio and print, for a share of businesses’ total advertising budgets. Nearly all of our competitors have longer operating histories, larger customer bases, greater brand recognition and significantly greater financial, marketing and other resources than we do. Our competitors may secure more favorable revenue sharing agreements with network distributors, devote greater resources to marketing and promotional campaigns, adopt more aggressive growth strategies and devote substantially more resources to website and systems development than we do.

The search industry has experienced consolidation, including the acquisitions of companies offering local paid-search services. Industry consolidation may result in larger, more established and well-financed competitors with a greater focus on local search services. If this trend continues, we may not be able to compete in the local search market and our financial results may suffer.

Customers

We have a diverse client base, and are not reliant on any one/few major customers.

Need for government approval

We do not require any specific governmental approval in order to conduct our business.

Effect of Existing or Probable Government Regulations

We do not anticipate government regulations specific to our business.

Research and Development Activities

We believe in the importance of continuous research and development, as new product design and development is more often than not a crucial factor in the survival of any company.  In an industry that is changing rapidly, we must continually revise the design and range of products. This is necessary due to continuous technology change and development as well as other competitors and the changing preference of customers.

We bear the costs of R&D as part of our overhead.

Employees

Fresh currently has 3 executive personnel and 3 commissioned sales people. An additional 30 individuals are responsible for IT, website design and development, programming and social media.  Part time or third party services are engaged as required on a contract basis.

Risk Factors of the Business

This report includes forward-looking statements about our business that are subject to risks and uncertainties.  Factors that could cause or contribute to such differences include those discussed below.  In addition to the risk factors discussed below, we are also subject to additional risks and uncertainties not presently known to us or that we currently deem immaterial.  If any of these known or unknown risks or uncertainties actually occur, our business could be harmed substantially.

If we are unable to continue to retain the services of Jerry Booth, and other key personnel, or if we are unable to successfully recruit qualified managerial and company personnel having experience in the SEO industry, we may not be able to continue operations.
Our success depends to a significant extent upon the continued services of Jerry Booth, the President of our subsidiary. The loss of the services of Mr. Booth could have a material adverse effect on our growth, revenues, and prospective business. We do not have a “key person” life insurance policy on Mr. Booth. In order to successfully implement and manage our business plan, we will be dependent upon, among other things, successfully recruiting qualified managerial and company personnel having experience in the SEO business. Competition for qualified individuals is intense. There can be no assurance that we will be able to find, attract and retain existing employees or that we will be able to find, attract and retain qualified personnel on acceptable terms.

Any future international expansion will subject us to risks associated with international operations that could increase our costs and decrease our profit margins.
International operations are subject to several inherent risks that could increase our costs and decrease our profit margins including:
•	changes in foreign currency exchange rates;
•	changes in a specific country’s economic conditions;
•	employment requirements or other restrictive actions by foreign governments; and
•	changes in tax laws.

If we cannot effectively manage our internal growth, our business prospects, revenues and profit margins may suffer.
If we fail to effectively manage our internal growth in a manner that minimizes strains on our resources, we could experience disruptions in our operations and ultimately be unable to expand revenues or profits.  As we add marketing, sales and build our offices and tem, we expect that our operating expenses and capital requirements will increase.  To effectively manage our growth, we must continue to expend funds to improve our operational, financial and management controls, and our reporting systems and procedures.  In addition, we must effectively expand, train and manage our employee base.  If we fail in our efforts to manage our internal growth, our prospects, revenue and profit margins may suffer.

Our processes compete against those provided by similar service providers.  Competition in our market may result in pricing pressures, reduced margins or lost contracts.
We compete against several companies seeking to address the same market.  We may be unable to compete successfully against our current and potential competitors, which may result in price reductions, reduced margins or lost contracts.  Our competition may have significantly more capital than we do and as a result, they may be able to devote greater resources to take advantage of acquisition or other opportunities more readily.

If we encounter unforeseen changes in current search engine technology, it may inhibit our sales.
Search engine technology is constantly evolving, and if we fail to keep current in our understanding of these changes, our services could become less effective, thus reducing our ability to attract and retain clients.  This could materially affect our viability.

Item 9.01                      Financial Statements and Exhibits

Financial Information

To be filed by amendment

Exhibits:

Exhibit 10.1 - Share Exchange Agreement dated October 20, 2010 between the Company, Fresh Traffic Group Corp., and all the shareholders of Fresh Traffic Group Corp.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Estate Coffee Holdings Corp.
November 5, 2010	By: /s/ Errol Gillespie
Errol Gillespie President, CEO